UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer
Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota  55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 9, 2009, Christopher & Banks Corporation (the “Company”) issued a press release disclosing material nonpublic information regarding the Company’s operating results for its fourth fiscal quarter and fiscal year ended February 28, 2009.  In the release, the Company also disclosed that it expects capital expenditures for its year ending February 27, 2010 to be in the range of $8 million to $9 million and that it expects its cost reduction program to yield at least $15 million in SG&A savings in fiscal 2010.  In the release, the Company also indicated that management believes the Company’s cash and other cash equivalents are sufficient to meet its liquidity needs for the reasonably foreseeable future.

The press release issued on April 9, 2009 is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and should be read in conjunction with the registrant’s reports on Forms 10-K, 10-Q and 8-K, and other publicly available information, which contain other important information about the registrant.

The information in this Current Report on Form 8-K, including Exhibit No. 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None

	(b)	Pro forma financial information: None

	(c)	Shell company transactions: None

	(d)	Exhibits:

		99.1	Press release issued by the Company on April 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: April 9, 2009	By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt
Vice President - Finance
and Interim Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CHRISTOPHER & BANKS CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 9, 2009	001-31390

CHRISTOPHER & BANKS CORPORATION

EXHIBIT NO.	ITEM

99.1	Press release dated April 9, 2009